Exhibit 99.1
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 2nd day of December, 2015, by and among between One World Holdings, Inc., a Nevada corporation (“Parent”), The One World Doll Project, Inc., a Texas Corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Tonner Doll Company, Inc., a New York corporation (“Tonner”); based on the following:

RECITALS

WHEREAS, the boards of directors of Tonner, Merger Sub and Parent have each unanimously approved this Agreement and have determined and declared that it is advisable and fair to and in the best interests of their respective corporations and stockholders to consummate the merger of Merger Sub with and into Tonner (the “Merger”) and the other transactions contemplated hereby, on the terms and conditions set forth herein;

WHEREAS for U.S. Federal income Tax purposes, it is intended that (a) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (I.R.C. § 368(a)), as amended (the “Code”) (such Tax treatment being referred to as the “Intended Tax Treatment”), (b) this Agreement be, and is hereby, adopted as a “plan of reorganization” for purposes of Sections 354 (I.R.C. § 354) and 361 (I.R.C. § 361) of the Code, and (c) Parent, Merger Sub and Company each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and

WHEREAS, Parent, Merger Sub and Tonner desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

AGREEMENT

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

1.01           The Merger.                      Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 herein), in accordance with the relevant provisions of the New York Business Corporation Law (“NYBCL”) and the Texas Business Organizations Code (“TBOC”), Merger Sub shall be merged with and into Tonner, and Tonner shall be the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent. The name of the Surviving Corporation shall be Tonner-One World, Inc.  Upon completion of the Merger, the existence of Merger Sub shall cease at the Effective Time as a consequence of the Merger.

1.02           Effective Date and Time of Merger.  Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VI and VII of this Agreement, the Certificate of Merger Substantially in the form attached hereto as Exhibit A-1 (the “New York Certificate of Merger”) shall be executed and delivered to the Department of State of the State of New York in accordance with the applicable provisions of the NYBCL and the Certificate of Merger substantially in the form attached hereto as Exhibit A-2 (the “Texas Certificate of Merger”) shall be executed and delivered to the Texas Secretary of State in accordance with the TBOC.  The time of filing of the New York Certificate of Merger and Texas Certificate of Merger of Merger with the Department of State of the State of New York and the Texas Secretary of State is referred to herein as the “Effective Time”, and the date of such filing is referred to herein as the “Effective Date”).

1.03           Surviving Corporation.  Following the Merger, Tonner shall continue to exist under and shall be governed by the laws of the State of New York and shall be the Surviving Corporation.  The Surviving Corporation will be a wholly-owned subsidiary of Parent. The name of the Surviving Corporation shall be Tonner-One World, Inc.

1.04           Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL and TBOC.  Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Merger Sub shall vest in Tonner, and all the debts, liabilities, and duties of Merger Sub shall become the debts, liabilities and duties of Tonner.

1.05           Articles of Incorporation of Surviving Corporation.  The Articles of Incorporation of Tonner, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Articles of Incorporation of the Surviving Corporation.

1.06           Bylaws of Surviving Corporation.  The Bylaws of Tonner, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Bylaws of the Surviving Corporation.

1.07           Directors and Officers of Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II
PLAN OF MERGER

2.01           Conversion of Tonner Stock.  At the Effective Time, and after giving effect to the Parent charter amendments described in Section 5.01, each share of common stock of Tonner, par value $0.0001 (the “Tonner Shares”), issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted into the right to receive one (1) share of common stock of Parent, par value $0.001 (the “Parent Shares”), so that the 145,200,000 Tonner Shares issued and outstanding immediately before the Merger are converted into the right to receive 145,200,000 Parent Shares.  No fractional Parent Shares or interests shall be issued in connection with the foregoing conversion.  If any holder of Tonner Shares would otherwise be entitled to a fractional share upon exchange thereof, Parent shall round up the number of Parent Shares to be issued to such holder to the nearest whole share. After the Effective Date of the Merger, each holder of Tonner Shares shall, upon the surrender of the certificates representing such Tonner Shares to the registrar and transfer agent of Parent, endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired, together with the investment representation letter and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, be entitled to receive a certificate or certificates evidencing the Parent Shares as provided herein.

2.03           Conversion of Common Stock of Merger Sub.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non assessable share of common stock par value $0.0001 of the Surviving Corporation, with the same rights, powers and privileges of the shares so converted.

2.04           Adjustments to Exchange Ratio.  The number of Parent Shares to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Parent common stock which may occur (with the prior written consent of Tonner) between the date of the execution of this Agreement and the date of delivery of such shares to provide the holders of Tonner Shares with the same economic effect as contemplated by this Agreement prior to such event.

2.05           Reserved.

2.06           Dissenting Stockholders.  Any holder of Tonner Shares issued and outstanding immediately prior to the Effective Time, with respect to which appraisal rights, if any, are available by reason of the Merger pursuant to the NYBCL, who has not voted in favor of the Merger or consented thereto in writing and who complies with the requirements of the NYBCL (the “Tonner Dissenting Shares”) shall not be entitled to receive any Parent Shares pursuant to this Article II, unless such holder (the “Tonner Dissenting Stockholder(s)”) fails to perfect, effectively withdraws or loses its appraisal rights under the NYBCL.  Each Tonner Dissenting Stockholder shall be entitled to receive only such rights as are granted under the NYBCL, if any.  If any Tonner Dissenting Stockholder fails to perfect, effectively withdraws or loses such appraisal rights under the NYBCL, such holder shall no longer be deemed a Tonner Dissenting Stockholder and such holder’s Tonner Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive that number of Parent Shares to which such Tonner Shares are entitled pursuant to this Article II, in each case without interest.  Prior to the Effective Time, Tonner shall give Parent prompt notice of any written demands for appraisal pursuant to the NYBCL received by Tonner, withdrawals of any such written demands and any other documents or instruments received by Tonner in connection therewith.  Prior to the Effective Time, Tonner shall not, except with the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

2.07           Restricted Stock.  The Parent Shares to be issued pursuant to the Merger will not be registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Parent Shares to be issued pursuant to the Merger shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

2.08           Subsequent Actions.  If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

2.09           Closing and Parties.  The Closing contemplated hereby shall be held at a mutually agreed upon time and place on such date as may be agreed to in writing by the parties (the “Closing Date”).  The Closing Date shall occur not more than five days following the last to be satisfied of the conditions precedent to the parties’ obligation to closing set forth in Articles VI and VII hereof.  The Closing may be accomplished by express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

2.10           Closing Events.

(a)           Merger Sub and Parent Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article VII, Merger Sub and Parent, as the case may be, shall deliver to Tonner at Closing all the following:

(i)         Duly executed copies of the Texas Certificate of Merger;

(ii)         A certificate of good standing from the secretary of state of Texas, issued as of a date within five days prior to the Closing Date, certifying that Merger Sub is in good standing as a corporation in the State of Texas and Parent is in good standing as a corporation in the State of Nevada;

(iii)         Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Parent executing this Agreement and any other document delivered pursuant hereto on behalf of Merger Sub and Parent;

(iv)         Copies of the resolutions of Parent’s and Merger Sub’s board of directors and stockholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Parent and Merger Sub, respectively, as of the Closing Date;

(v)         The certificate contemplated by Section 6.04, dated the Closing Date, signed by the president of Parent; and

(vi)         Certificates for the Parent Shares registered in the names of the Tonner Stockholders.

In addition to the above deliveries, Parent shall take all steps and actions as Tonner and the Tonner Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)           Tonner’s Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article VI, Tonner and/or Tonner’s stockholders shall deliver to Parent at Closing all the following:

(i)         Duly executed copies of the New York Certificate of Merger;

(ii)         A certificate of good standing from the secretary of state of New York, issued as of a date within five days prior to the Closing Date certifying that Tonner is in good standing as a corporation in the State of New York;

(iii)         Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Tonner executing this Agreement and any other document delivered pursuant hereto on behalf of Tonner;

(iv)         Copies of the resolutions of Tonner’s board of directors and stockholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Tonner as of the Closing Date;

(v)         The certificate contemplated by Section 7.03, executed by the president of Tonner; and

(vi)         The investment representation letters signed by each of the Tonner shareholders together with their respective Tonner stock certificates.

In addition to the above deliveries, Tonner shall take all steps and actions as Parent may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

2.11           Termination.

(a)           This Agreement may be terminated by the board of directors of either Parent or Tonner at any time prior to the Closing Date if:

(i)         There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(ii)         Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

(iii)         If the Effective Time shall not have occurred by the close of business on April 30, 2016 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 2.11(a)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

In the event of termination pursuant to this paragraph (a) of Section 2.11, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(b)           This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Parent if (i) stockholders of Tonner owning more than five percent (5%) of the issued and outstanding shares of Tonner capital stock perfect their dissenter’s rights with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Tonner shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Tonner contained herein shall be inaccurate in any material respect or (iii) there has been any material adverse change in the business or financial condition of Tonner.  In the event of termination pursuant to this paragraph (b) of this Section 2.11, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(c)           This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Tonner if (i) the stockholders of Tonner fail to approve this Agreement and the transactions contemplated hereby in the manner specified herein, (ii) Parent shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Merger Sub or Parent contained herein shall be inaccurate in any material respect, or (iii) there has been any adverse change in the business or financial condition of Parent.  In the event of termination pursuant to this paragraph (c) of this Section 2.11, no obligation, right, remedy, or liability shall arise hereunder.  All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub each represents and warrants to Tonner that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) disclosed in the Parent SEC Reports (defined below) (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) (b) set forth in the One World Disclosure Schedules attached to this Agreement (the “One World Disclosure Schedules”); or (c) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Parent and Merger Sub contained in this Article III, disclosure in any section of the One World Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Parent or Merger Sub calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the One World Disclosure Schedules by Parent or Merger Sub shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

3.01           Organization.  Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and its wholly-owned subsidiary, Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  Parent and Merger Sub are referred to collectively in this Agreement as “One World” and as the “One World Entities.”  Each of the One World Entities has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of any of the One World Entities or other agreement to which any One World Entity is a party or by which it is bound.  True, correct and complete copies of the Articles of Incorporation and Bylaws of each of the One World Entities, each as amended or restated as of the date hereof, have been provided to Tonner.  All minutes of meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) of the One World Entities, and all minutes of meetings (or written consents in lieu of meetings) of the stockholders of the One World Entities have been, or prior to the Closing Date will have been, made available for inspection by Tonner.  Except for the ownership of Merger Sub by Parent, none of the One World Entities has any wholly or partially owned subsidiaries, or owns any economic, voting or management interests in any other person.

3.02           Due Authorization. Subject to approval by its stockholders, One World has full power and authority to enter into this Agreement and the Texas Certificate of Merger and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by One World of this Agreement have been duly and validly approved and authorized by the board of directors of the One World Entities, and, other than approval by its stockholders, no other actions or proceedings on the part of One World are necessary to authorize this Agreement, the Texas Certificate of Merger and the transactions contemplated hereby and thereby.  This Agreement constitutes the legal, valid and binding obligation of One World, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03           Capitalization.  As of the date of execution of this Agreement, the authorized capitalization of Parent consists of 10,000,000 shares of preferred stock, par value $0.001, 266,000 of which are issued and outstanding, and 500,000,000 shares of common stock, $0.0025 par value, of which 403,146,135 shares are issued and outstanding.    All issued and outstanding shares of Parent are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Parent.  On the Effective Date, following the increase of authorized capital and charter amendment as described in Section 5.01, Parent will have a total of authorized capitalization of Parent will consist of 10,000,000 shares of preferred stock, par value $0.001, and 1,600,000,000 shares of common stock, $0.001 par value.

3.04.           SEC Reports; Financial Statements.

(a)           Parent has filed all forms, reports and documents (including all Exhibits) required to be filed by it with the SEC since it became subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the “Parent SEC Reports”) and, with respect to the Parent SEC Reports filed by Parent after the date hereof and prior to the Closing Date, will deliver or make available to Tonner all of its Parent SEC Reports in the form filed with the SEC.  The Parent SEC Reports (i) were (and any Parent SEC Reports filed after the date hereof will be) in all material respects prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Parent SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the Closing Date, Parent shall be current in the filing of the Parent SEC Reports.

(b)           Included in Parent SEC Reports or the One World Disclosure Schedule 3.04 are (i) the audited consolidated balance sheets of Parent as of December 31, 2014 and 2013, and the related audited consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal years ended December 31, 2014 and 2013, including the notes thereto, and the accompanying report of HJ & Associates, LLC, independent registered accountants, and (ii) the unaudited condensed consolidated balance sheet of Parent as of September 30, 2015, and the related unaudited condensed consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the three and nine month periods ended September 30, 2015 and 2014, respectively, together with the notes thereto.

(c)           The financial statements of Parent delivered pursuant to Section 3.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Parent financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Parent.  Parent did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Parent in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and result of operations of Parent as of their respective dates and for the respective periods covered thereby.

(d)           Parent has filed or will file prior to the Closing Date all tax returns required to be filed by it.  All such returns and reports are accurate and correct in all material respects.  Parent has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Parent, except to the extent reflected on such balance sheet, or for such other dates and years and periods prior thereto for which Parent may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and  no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Parent has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse effect on Parent, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or  assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Parent.

(e)The books and records, financial and otherwise, of Parent are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Parent, and Parent has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.05           Information.  The information concerning Parent and Merger Sub set forth in this Agreement, Parent SEC Reports and in the One World Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Parent shall cause the One World Disclosure Schedules to be updated after the date hereof up to and including the Closing Date.

3.06           Absence of Certain Changes or Events.  Except as set forth in this Agreement or the One World Disclosure Schedules, since September 30, 2015:

(a)           There has not been (i) any  adverse change in the business, operations, properties, level of inventory, assets, or condition of the One World Entities or (ii) any damage, destruction, or loss to the One World Entities (whether or not covered by insurance)  adversely affecting the business, operations, properties, assets, or condition of the One World Entities;

(b)           None of the One World Entities has (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the One World Entities; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other  transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)           Except as set forth in the Parent SEC Reports or the One World Disclosure Schedule 3.06(c), none of the One World Entities has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Parent balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its  assets, properties, or rights; (v) canceled, or agreed to cancel, any debts or claims; (vi) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the One World Entities; or (vii) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)           The One World Entities have not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of the One World Entities.

3.07           Title and Related Matters.  Except as provided herein or disclosed in the Parent balance sheet and the notes thereto, the One World Entities have good and marketable title to all of their properties, inventory, interests in properties, and assets, which are reflected in the most recent Parent balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Parent, the business of the One World Entities as currently conducted does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the businesses of the One World Entities as now being conducted or as contemplated.

3.08           Litigation and Proceedings.  Except as set forth on Schedule 3.08 of the One World Disclosure Schedules or the Parent SEC Reports, there are no actions, suits, or administrative or other proceedings pending or, threatened by or against the One World Entities or adversely affecting the One World Entities or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Parent does not have any knowledge of any default on the part of the One World Entities with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09           Contracts.  Except as otherwise disclosed in One World Disclosure Schedule 3.09 or the Parent SEC Reports:

(a)
There are no material contracts, agreements, franchises, license agreements, or other commitments to which any of the One World Entities is a party or by which any of the One World Entities or their properties are bound;

(b)
All contracts, agreements, franchises, license agreements, and other commitments to which any of the One World Entities is a party or by which its properties are bound and which are material to the consolidated operations or financial condition of Parent are valid and enforceable by the One World Entities in all material respects;

(c)
The One World Entities are not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Parent can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of the One World Entities; and

(d)
None of the One World Entities is a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which a One World Entity is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $30,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $30,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Parent or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $30,000 in the aggregate.

3.10           Material Contract Defaults.  None of the One World Entities is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the One World Entities considered as whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the One World Entities have  not taken adequate steps to prevent such a default from occurring.

3.11           Intellectual Property.  Except as disclosed in the Parent SEC Reports or on One World Disclosure Schedule 3.11:

(a)           All of the One World Entities’ material intellectual property is either licensed or owned by the One World Entities, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such intellectual property, with royalties as set forth on One World Disclosure Schedule 3.11;

(b)           None of the One World Entities’ material intellectual property is the subject of any pending or, to the knowledge of Parent, threatened litigation or claim of infringement;

(c)           The One World Entities have not granted any license, or agreed to pay or receive any royalty in respect of, any intellectual property except as set forth on One World Disclosure Schedule 3.11;

(d)           No material license or royalty agreement to which any One World Entity is a party is in breach or default by such One World Entity or, to the knowledge of Parent, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;

(e)           The One World Entities have not received any notice contesting their rights to use any intellectual property as set forth on One World Disclosure Schedule 3.11;

(f)           No One World Entity has granted any license or agreed to pay or receive any royalty in respect of any material intellectual property except as set forth on One World Disclosure Schedule 3.11; and

(g)           No One World Entity has violated the intellectual property rights of any third party.

3.12           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which any of the One World Entities is a party or to which any of its properties or operations are subject.

3.13           Governmental Authorizations.  The One World Entities have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the One World Entities of this Agreement and the consummation by the One World Entities of the transactions contemplated hereby.

3.14           Compliance With Laws and Regulations.  The One World Entities have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the One World Entities or except to the extent that noncompliance would not result in the occurrence of any material liability for the One World Entities.

3.15  Insurance.  All of the One World Entities’ insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such insurance policies provide the types and amounts of insurance customarily obtained by businesses of similar size and character of operations to the businesses of the One World Entities.  None of the One World Entities has been refused any insurance with respect to its assets or operations; and its insurance coverage has not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

3.16  Environmental.  Each One World Entity is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration (“OSHA”) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any One World Entity and, to the knowledge of Parent, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

3.17  Employee Relations.  Each of the One World Entities has complied in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Parent believes that the relationships between the One World Entities and their employees are satisfactory.

3.18  Officer, Director and Promoter’s Information.  During the past five (5) years, no One World Entity, nor any of its respective officers, directors or promoters, has been the subject of:

(a)  a bankruptcy petition filed by or against any business of which the One World Entity or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the One World Entity or any such other person from involvement in any type of business, securities or banking activities; or

(d) a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

3.19  Broker Fees.  The One World Entities have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.20  Board Approval.

(a)       The Board of Directors of Parent has duly adopted resolutions: (i) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby (such approvals having been made in accordance with the Nevada Revised Statutes); (ii) determining that the terms of the Merger are fair to and in the best interests of Parent, Merger Sub and Parent’s stockholders; and (c) as sole stockholder of Merger Sub, approving and adopting this Agreement and the Merger, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

(b)       The Board of Directors of Merger Sub has duly adopted resolutions: (i) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby (such approvals having been made in accordance with the TBOC); (ii) determining that the terms of the Merger are fair to and in the best interests of Merger Sub and Merger Sub’s stockholder; and (c) recommending that the stockholder of Merger Sub approve and adopt this Agreement and the Merger, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TONNER

Tonner represents and warrants to Parent and Merger Sub that all of the statements contained in this Article IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Tonner Disclosure Schedules attached to this Agreement (the “Tonner Disclosure Schedules”); or (b) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Tonner contained in this Article  IV, disclosure in any section of the Tonner Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Tonner calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Tonner Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Tonner Disclosure Schedules by Tonner shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

4.01           Organization. Tonner is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.  Tonner has the corporate or other power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation, bylaws, articles of organization or operating agreement of Tonner or other agreement to which Tonner is a party or by which it is bound.  True, correct and complete copies of the Articles of Incorporation and Bylaws of Tonner, each as amended or restated as of the date hereof, have been provided to Parent.  All minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) of Tonner, and all minutes of meetings (or written consents in lieu of meetings) of the stockholders of Tonner have been, or prior to the Closing Date will have been, made available for inspection by Parent.  Tonner does not have any wholly or partially owned subsidiaries, nor does it own any economic, voting or management interests in any other person.

4.02           Due Authorization.  Subject to approval by its stockholders, Tonner has full power and authority to enter into this Agreement and the New York Certificate of Merger and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Tonner of this Agreement have been duly and validly approved and authorized by the board of directors of Tonner, and, other than approval by its stockholders, no other actions or proceedings on the part of Tonner are necessary to authorize this Agreement, the New York Certificate of Merger and the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of Tonner, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.03           Capitalization / Warrants.  At Closing, the authorized capitalization of Tonner will consist of 150,000,000 shares of common stock, $0.0001 par value, of which 145,200,000 shares will be issued and outstanding.    All issued and outstanding shares of Tonner are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Tonner.  There are no existing warrants, options, calls, or commitments of any nature relating to the authorized and unissued shares of Tonner or to which Tonner is a party.

4.04.           Financial Statements.

(a) Included in the Tonner  Disclosure Schedule 4.04 are (i) the unaudited consolidated balance sheets of Tonner as of December 31, 2014, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the six months ended June 30, 2015, including the notes thereto, and (ii) the unaudited condensed consolidated balance sheet of Tonner as of June 30, 2015, and the related unaudited condensed consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the three month period ended June 30, 2015, together with the notes thereto.

(b)           The financial statements of Tonner delivered pursuant to Section 4.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Tonner financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Tonner.  Tonner did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Tonner in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and result of operations of Tonner as of their respective dates and for the respective periods covered thereby.

(c)           Tonner has filed or will file prior to the Closing Date all tax returns required to be filed by it from its inception to the Closing Date.  All such returns and reports are accurate and correct in all material respects.  Tonner has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Tonner, except to the extent reflected on such balance sheet, or for such other dates and years and periods prior thereto for which Tonner  may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and  no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.   None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Tonner has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse effect on Tonner, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or  assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Tonner.

(d)             The books and records, financial and otherwise, of Tonner are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Tonner, and Tonner has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

4.05           Information.  The information concerning Tonner set forth in this Agreement and in the Tonner Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Tonner shall cause the Tonner Disclosure Schedules to be updated after the date hereof up to and including the Closing Date.

4.06           Absence of Certain Changes or Events.  Except as set forth in this Agreement, since June 30, 2015:

(a)           There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Tonner or (ii) any damage, destruction, or loss to Tonner materially and adversely affecting the business, operations, properties, assets, or conditions of Tonner.

(b)           Tonner has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Tonner; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii)  made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c)           Tonner has not (i) granted or agreed to grant any options, warrants, or other rights for its shares, bonds, or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Tonner balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Tonner; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

(d)           To the best knowledge of Tonner, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Tonner.

4.07           Title and Related Matters.  Except as provided herein or disclosed in the Tonner balance sheet and the notes thereto, Tonner has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Tonner balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Tonner, the business of Tonner as currently conducted does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the businesses of Tonner as now being conducted or as contemplated.

4.08           Litigation and Proceedings. Except as otherwise disclosed in Tonner Disclosure Schedule 4.08, there are no material actions, suits, or proceedings pending or, to the knowledge of Tonner, threatened by or against Tonner or adversely affecting Tonner, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Tonner does not have any knowledge of any default on the part of Tonner with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.09           Contracts.  Except as otherwise disclosed in Tonner Disclosure Schedule 4.09:

(a)	There are no material contracts, agreements, franchises, license agreements, or other commitments to which Tonner is a party or by which Tonner or its properties are bound;

(b)
All contracts, agreements, franchises, license agreements, and other commitments to which Tonner is a party or by which its properties are bound and which are material to the consolidated operations or financial condition of Tonner are valid and enforceable by Tonner in all material respects;

(c)
Tonner is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Tonner can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Tonner; and

(d)
Tonner is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which Tonner is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $30,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $30,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Tonner or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $30,000 in the aggregate.

4.10           Material Contract Defaults.  Tonner is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Tonner considered as whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Tonner has  not taken adequate steps to prevent such a default from occurring.

4.11           Intellectual Property.  Except as disclosed on Tonner Disclosure Schedule 4.11:

(a)           Tonner’s material intellectual property is either licensed or owned by Tonner, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such Intellectual Property, with royalties as set forth on Tonner Disclosure Schedule 4.11;

(b)           Tonner’s material intellectual property is the subject of any pending or, to the knowledge of Tonner, threatened litigation or claim of infringement;

(c)           Tonner has not granted any license, or agreed to pay or receive any royalty in respect of, any Intellectual Property except as set forth on Tonner Disclosure Schedule 4.11;

(d)           No material license or royalty agreement to which Tonner is a party is in breach or default by Tonner or, to the knowledge of Tonner, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;

(e)           Tonner has not received any notice contesting its rights to use any intellectual property as set forth on Tonner Disclosure Schedule 4.11;

(f)           Tonner has not granted any license or agreed to pay or receive any royalty in respect of any material intellectual property except as set forth on Tonner Disclosure Schedule 4.11; and

(g)           Tonner has not violated the intellectual property rights of any third party.

4.12           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Tonner is a party or to which any of its properties or operations are subject.

4.13           Governmental Authorizations.  Tonner has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Tonner of this Agreement and the consummation by Tonner of the transactions contemplated hereby.

4.14           Compliance With Laws and Regulations.  Tonner has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Tonner or except to the extent that noncompliance would not result in the occurrence of any material liability for Tonner.

4.15  Insurance.  All of Tonner’s insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such insurance policies provide the types and amounts of insurance customarily obtained by businesses of similar size and character of operations to the businesses of Tonner.  Tonner has not been refused any insurance with respect to its assets or operations; and its insurance coverage has not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

4.16  Environmental.  Tonner is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration (“OSHA”) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Tonner and, to the knowledge of Tonner, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

           4.17  Employee Relations.  Tonner has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Tonner believes that the relationships between Tonner and its employees are satisfactory.

4.18  Officer, Director and Promoter’s Information.  During the past five (5) years, neither Tonner, nor any of its respective officers, directors or promoters, has been the subject of:

(a)           a bankruptcy petition filed by or against any business of which Tonner or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)           a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)           any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Tonner or any such other person from involvement in any type of business, securities or banking activities; or

(d)           a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

           4.19  Broker Fees.  Except as set forth on Tonner Disclosure Schedule 4.19, Tonner has not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.20  Board Approval.  The Board of Directors of Tonner has duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby (such approvals having been made in accordance with the NYBCL); (b) determining that the terms of the Merger are fair to and in the best interests of Tonner and its stockholders; and (c) recommending that the stockholders of Tonner approve and adopt this Agreement and the Merger, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

ARTICLE V
COVENANTS

5.01           Parent Amendments to Charter.  Prior to the Effective Time, Parent shall amend its articles of incorporation to, among other things, (i) change its corporate name to Tonner One World Holdings, Inc. and (ii) increase its authorized capital to include 1,600,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Parent shall also amend its Bylaws to reflect such amendments as necessary.  Parent shall also apply for a new ticker symbol, authorize a new form of stock certificate, obtain a new CUSIP number, and provide the notice to FINRA required by Rule 10b-17 promulgated under the Exchange Act and obtain FINRA’s approval of such corporate actions (collectively the “Parent Charter Amendments”).

5.02           Stockholder Action.  As soon as practicable following the date of this Agreement, Merger Sub and Tonner shall each obtain approval by their stockholders of the Merger, this Agreement, and the transactions contemplated hereby.

5.03           Tonner Financial Statements.  Within 71 days following Closing, Tonner shall cause to be prepared and delivered to Parent, financial statements and financial information required by the SEC rules and regulations governing the acquisition of private companies by public companies.  All such financial statements shall be prepared in accordance with the rules and regulations of the SEC. The audited and unaudited financial statements of Tonner shall not indicate any material adverse change in the financial position of Tonner from the information set forth in the financial statements referred to Section 4.04(a).

5.04           Supplement to Disclosure Schedules.   From time to time prior to the Closing, the parties shall supplement or amend the disclosure schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof, which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the disclosure schedules (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement for purposes of the termination rights contained in this Agreement.

5.05           No Other Negotiations.  Until the earlier of the Closing or the termination of this Agreement, Parent, Tonner, and their respective affiliates, subsidiaries, agents and representatives shall not (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of any their respective capital stock or any part of their assets or businesses.  In addition, Parent, Tonner and their respective affiliates, subsidiaries, agents and representatives shall not provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business of either Parent, Merger Sub or Tonner.  Parent and Tonner shall each notify the other immediately of any such inquiries or proposals or requests for information.

5.06           Implementing the Agreement.  Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

5.07           Access to Information and Facilities; Confidentiality.

(a)           From and after the date of this Agreement, Tonner shall allow Parent and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Tonner and shall make the officers and employees of Tonner available to Parent and its representatives as Parent or its representatives shall from time to time reasonably request.  Parent and its representatives shall be furnished with any and all information concerning Tonner, which Parent or its representatives reasonably request and can be obtained by Tonner without unreasonable effort or expense.

(b)           From and after the date of this Agreement, Parent shall allow Tonner and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Parent and its subsidiaries and shall make the officers and employees of Parent available to Tonner and its representatives as Tonner or its representatives shall from time to time reasonably request.  Tonner and its representatives shall be furnished with any and all information concerning Parent and its subsidiaries, which Tonner or its representatives reasonably request and can be obtained by Parent without unreasonable effort or expense.

(c)           Each of Tonner, Merger Sub, Parent and their Affiliates, directors, officers, employees, representatives and agents agree as follows with respect to any Confidential information of any other party that may be disclosed to it:

(i)  As used herein, the “Confidential Information” of a party shall mean all information concerning or relating to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) all information concerning or related to the Merger contemplated hereby; provided, that the Confidential Information of a party shall not include (a) information which is or becomes generally known to the public through no act or omission of the other party and (b) information which has been lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party. As used herein, an “Affiliate” of a party shall mean an entity which controls, is controlled by or is under common control with such party, and the term “control” shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

(ii)  Except as otherwise permitted by Section 6.2(c)(iii) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(iii)  Notwithstanding Section 6.2(c)(ii) above, each of the parties shall be permitted to:

(A)  Disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, counsel, accountants and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies hereunder, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed, and shall be responsible for the actions of such persons; and

(B)  Disclose Confidential Information of the other party to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this clause, the party required to make such disclosure (the “Disclosing Party”) shall notify the other party (the “Affected Party”) of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with applicable law. Disclosing Party will cooperate with Affected Party should Disclosing Party elect to contest the necessity of disclosure.

(iv)  If negotiations concerning the transactions contemplated hereby shall cease without the Merger being consummated then, promptly after the written request of either party, the other party shall return to the requesting party all Confidential Information (including all duplicates and copies thereof) of the requesting party which is in tangible or electronic form and which is then in its possession (or in the possession of any of its officers, directors, employees, equity holders or agents).

(v)  The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Section are not performed by the other in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Section by the other and shall have the right to specifically enforce this Section and the terms and provisions hereof against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity.

5.08           Pre-Closing Activities of Parent and Tonner

(a)           From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Parent and Tonner pursuant hereto or as permitted or contemplated by this Agreement, Parent and Tonner will each:

(i)           Carry on its business in substantially the same manner as it has heretofore;

(ii)	Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)	Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv)	Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v)
Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

(vi)
Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)           From and after the date of this Agreement and except as provided herein until the Closing Date, Parent and Tonner will not without the prior written approval of the other:

(i)	Make any change in its articles of incorporation or bylaws or effect any recapitalization except as specifically provided herein; or

(ii)
Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party’s Disclosure Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business.

5.09           Notices of Significant Events.  From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of Tonner or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.09 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

5.10           Consents and Approvals.

(a)           Tonner shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Tonner shall make all filings, applications, statements and reports to all governmental authorities and other persons that are required to be made prior to the Closing Date by or on behalf of Tonner pursuant to applicable law or any material contract of Tonner in connection with this Agreement and the transactions contemplated hereby.

(b)           Parent shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Parent shall make all filings, applications, statements and reports to all governmental authorities and other persons that are required to be made prior to the Closing Date by or on behalf of Parent pursuant to applicable law or a material contract of Parent in connection with this Agreement and the transactions contemplated hereby.

5.11           Indemnification by Tonner.  Tonner will indemnify and hold harmless Parent, Merger Sub and their respective directors and officers, and each person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Tonner expressly for use therein.  The indemnity agreement contained in this Section 5.11 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Parent and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

5.12.           Indemnification by Parent.  Parent will indemnify and hold harmless Tonner, and its directors and officers, and each person, if any, who controls Tonner within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Parent expressly for use therein.  The indemnity agreement contained in this Section 5.12 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Tonner and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

5.13           The Acquisition of Parent Common Stock.  Parent and Tonner understand and agree that the consummation of this Agreement including the issuance of the Parent Shares to Tonner’s stockholders in exchange for the Tonner Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Parent and Tonner agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a)           In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each stockholder of Tonner shall execute and deliver to Parent an investment representation letter in substantially the same form as that attached hereto as Exhibit “B.”

(b)           In connection with the transaction contemplated by this Agreement, Tonner and Parent shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of Tonner reside, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)           In order to more fully document reliance on the exemptions as provided herein, Tonner, the stockholders of Tonner, and Parent shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Parent or Tonner and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

5.14           Securities Filings.  Parent shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Tonner will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF TONNER

The obligations of Tonner under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01.           Charter Amendments.  Parent shall have completed the charter amendments described in Section 5.01 and shall have received FINRA approval of the corporate actions.

6.02           Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Tonner and Merger Sub in the manner required by the applicable laws of the state of New York and Texas, respectively.

6.03           Accuracy of Representations.  The representations and warranties made by Parent and Merger Sub in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Parent shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Parent prior to or at the Closing.  Tonner shall be furnished with certificates, signed by duly authorized officers of Parent and dated the Closing Date, to the foregoing effect.

6.04           Officer’s Certificates.  Tonner shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Parent to the effect that to such officer’s best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Parent threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Parent’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a)           This Agreement has been duly approved by Parent’s board of directors and has been duly executed and delivered in the name and on behalf of Parent by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Parent pursuant to a unanimous consent;

(b)           There have been no material adverse changes in the financial condition, business or operations of Parent up to and including the date of the certificate;

(c)           All conditions required by this Agreement have been met, satisfied, or performed by Parent;

(d)           All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Parent have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)           There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Parent, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Parent, the operation of Parent, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Parent is bound or in any way contests the existence of Parent.

6.05           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Parent, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Parent.

6.06           Good Standing.  Tonner shall have received a certificate of good standing from the secretary of state of Nevada, dated as of the date within five days prior to the Closing Date, certifying that Parent is in good standing as a corporation in the State of Nevada.

6.07           Actions or Proceedings.   No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Parent; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

6.08           Other Items.  Tonner shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Tonner may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01.           Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Tonner and Merger Sub in the manner required by the applicable laws of the state of New York and Texas, as applicable.

7.02           Accuracy of Representations.  The representations and warranties made by Tonner in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Tonner shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Tonner prior to or at the Closing.  Parent shall be furnished with a certificate, signed by a duly authorized officer of Tonner and dated the Closing Date, to the foregoing effect.

7.03           Officer’s Certificates.  Parent shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Tonner to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Tonner, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Tonner’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)           This agreement has been duly approved by Tonner’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Tonner by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Tonner pursuant to a unanimous consent and the stockholders of Tonner;

(b)           Except as provided or permitted herein, there have been no material adverse changes in the financial condition, business or operations of Tonner up to and including the date of the certificate;

(c)           All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Tonner have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d)           There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Tonner, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Tonner, the operation of Tonner, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Tonner is bound or would in any way contest the existence of Tonner.

7.04           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Tonner, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Tonner.

7.05           Good Standing.  Parent shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Tonner is in good standing as a corporation in the State of New York.

7.06           Tonner Financial Information.  Tonner shall provide assurance to Parent that it will be able to deliver to Parent the financial statements and financial information described in Section 5.03 within 71 days of Closing.

7.07.           Reserved.

7.08           Actions or Proceedings.   No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Tonner; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.09           Other Items.  Parent shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Parent may reasonably request.

ARTICLE VIII
MISCELLANEOUS

8.01           Brokers.  Parent and Tonner agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement.  Further, Parent and Tonner each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.  The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.02             No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

8.03           Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

8.04           Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service providing confirmation of delivery (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U. S. Mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Tonner:                          Tonner Doll Company, Inc.
301 Wall Street
Kingston, NY 12401
Attention:  Robert Tonner, President

If to Parent:                            One World Holdings, Inc.
14515 Briarhills Parkway, Suite 105
Houston, Texas 77077
Attention:  Joanne Melton, President and CEO

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

8.05           Attorney’s Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.06           Schedules; Knowledge.  Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Parent or Tonner such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the “knowledge” of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

8.07           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.08           Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

8.09           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Electronic transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

8.10           Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.11           Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

8.12           Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

8.13           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

ONE WORLD HOLDINGS, INC.,	TONNER DOLL COMPANY, INC.,
a Nevada corporation	a New York corporation

By: /s/ C. Joanne Melton	By: /s/ Robert Tonner
C. Joanne Melton, President	Robert Tonner, President

THE ONE WORLD DOLL PROJECT, INC.

By: /s/ C. Joanne Melton
C. Joanne Melton, President